Exhibit 10.1
STOCKHOLDERS AGREEMENT
by and among
QUIKSILVER, INC.,
THE INITIAL HOLDERS
and
RHÔNE CAPITAL III L.P.
Dated as of August 9, 2010

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Page
7.5. Persons Benefiting	15

7.6. Counterparts	15

7.7. Amendments	15

7.8. Headings	16

7.9. Entire Agreement	16

7.10. Limitation of Liability	16

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STOCKHOLDERS AGREEMENT
     This STOCKHOLDERS AGREEMENT (the “Agreement”) is entered into as of August 9, 2010 by and among Quiksilver, Inc., a Delaware corporation (the “Company”), the Initial Holders and Rhône Capital III L.P. (“Rhône”).
WITNESSETH:
     WHEREAS, the Company, the Initial Holders and Rhône Group L.L.C. are party to the Exchange Agreement, dated as of June 24, 2010 (the “Exchange Agreement”), pursuant to which the Initial Holders are exchanging (i) pursuant to the First Exchange (as defined in the Exchange Agreement), on a pro rata basis, $75,000,000 of the principal amount outstanding under the Term Loans (as defined in the Exchange Agreement) for an aggregate of 16,666,667 shares of Common Stock and (ii) if the Borrowers (as defined in the Exchange Agreement) have exercised their option in respect of the Standby Exchange (as defined in the Exchange Agreement), an additional portion of the outstanding principal amount of the Term Loans for such additional number of shares of Common Stock as determined under the Exchange Agreement;
     WHEREAS, in connection with the consummation of the transactions contemplated by the Exchange Agreement, the parties desire to enter into this Agreement in order to create certain rights for Rhône Capital III L.P. and the Initial Holders; and
     WHEREAS, the execution of this Agreement is an inducement and a condition precedent to the obligations of the parties to the Exchange Agreement.
     NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and in the Exchange Agreement, as an inducement to Rhône and the Initial Holders to consummate the transactions contemplated by the Exchange Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1. DEFINITIONS.
     As used in this Agreement, the following terms shall have the following meanings:
          “ABL Agent” means Bank of America, N.A., in its capacity as administrative agent for the lenders under the ABL Credit Agreement, together with any successor agent.
          “ABL Credit Agreement” means the Credit Agreement, dated as of July 31, 2009 among Quiksilver Americas, Inc., the other borrowers party thereto, the Company, the other guarantors party thereto, the lenders party thereto, the ABL Agent, Bank of America, N.A. and General Electric Capital Corporation, as co-collateral agents, and the other agents party thereto, and any refinancings, refundings, renewals or extensions thereof permitted hereunder.
          “Affiliate” means with respect to any Person, a Person that directly or indirectly controls, is controlled by or is under direct or indirect common control with such Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          “Appointing Funds” means Triton Onshore SPV L.P. and Triton Coinvestment SPV L.P.
          “Board” means the board of directors of the Company.
          “Bylaws” means the Company’s Amended and Restated Bylaws, as amended from time to time.
          “Capital Stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of the Company, including any preferred stock but excluding any debt securities convertible into such equity.
          “Certificate of Incorporation” means the Company’s Restated Certificate of Incorporation, as amended from time to time.
          “Common Stock” means the common stock, par value $0.01 per share, of the Company.
          “Common Stock Equivalent” means any warrant, right or option to acquire any shares of Common Stock or any security convertible or exchangeable into shares of Common Stock.
          “Company” has the meaning set forth in the recitals to this Agreement and its successors and assigns.
          “Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.
          “DGCL” means the Delaware General Corporation Law.
          “Equity Interests” means with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, and all of the warrants or options for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person (including partnership, member or trust interests therein), whether voting or nonvoting.
          “Exchanges” means the First Exchange and the Standby Exchange, each as defined in the recitals to this Agreement.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          “Exchange Agreement” has the meaning set forth in the recitals to this Agreement.
          “Exchange Stock” means the Common Stock issued to the Holders under the Exchange Agreement at any time during the term of this Agreement and any securities issued or issuable with respect to any such Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, the exercise of any preemptive rights under Section 6.5 of this Agreement or otherwise.
          “Excluded Securities” means (i) the Qualifying Employee Stock, (ii) the Exchange Stock, (iii) the shares of Common Stock or Series A Preferred Stock issuable or issued upon the exercise of the Warrants, (iv) any shares of Common Stock or Common Stock Equivalents issued for non-cash consideration in connection with any merger, consolidation, acquisition or similar business combination, (v) any shares of Common Stock issued pursuant to the commitments disclosed on Schedule 8.1 of the Warrant Agreement and (vi) any shares of Common Stock or Common Stock Equivalents issued in connection with any joint venture, licensing, development or sponsorship activities in the ordinary course of business.
          “French Credit Agreement” means the Facilities Agreement, dated as of July 31, 2009, among, inter alia, Pilot SAS, a Société par Actions Simplifiée, and Na Pali, a Société par Actions Simplifiée, as borrowers, the Parent and Pilot SAS, as original guarantors, and Crédit Lyonnais, BNP Paribas and Société Générale Corporate & Investment Banking, as mandated lead arrangers, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.
          “Fiscal Month” means any fiscal month of any Fiscal Year, which month shall generally end on the last day of each calendar month in accordance with the fiscal accounting calendar of the Company.
          “Fiscal Quarter” means any fiscal quarter of any Fiscal Year, which quarters shall generally end on the last day of each January, April, July and October of such Fiscal Year in accordance with the fiscal accounting calendar of the Company.
          “Fiscal Year” means any period of 12 consecutive months ending on October 31st of any calendar year.
          “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
          “Holders” means the Initial Holders and any assignee or transferee of such Initial Holders and, unless otherwise provided or indicated herein, the holders of the Exchange Stock.

          “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
          “Initial Holders” means each of (i) Romolo Holdings C.V., (ii) Triton SPV L.P., (iii) Triton Onshore SPV L.P., (iv) Triton Offshore SPV L.P. and (v) Triton Coinvestment SPV L.P.
          “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities, or condition (financial or otherwise) of the Company taken as a whole; (b) a material impairment of the ability of the Company to perform its obligations under this Agreement; or (c) a material impairment of the rights and remedies of Rhône, the Initial Holders and/or Rhône Group L.L.C., as applicable, under the Credit Agreements (for so long as the Credit Agreements will remain outstanding after giving effect to the Exchanges), the Warrant Agreement, this Agreement or the Exchange Agreement.
          “Permitted Transaction” means any acquisition of any Common Stock or Common Stock Equivalent (i) by Rhône or any of its Affiliates (including, for the avoidance of doubt, any partner or employee of Rhône then serving on the Board) directly from the Company or (ii) made pursuant to a tender or exchange offer made to all stockholders of the Company.
          “Permitted Transfer” means any transfer (i) to any Affiliate of Rhône or Rhône Group L.L.C. (including, for the avoidance of doubt, any entity controlled by Rhône or Rhône Group L.L.C.) or in a pro rata distribution to the partners of a fund controlled by Rhône or Rhône Group L.L.C., (ii) in an underwritten public offering, other broad distribution sale (including, without limitation, a sale pursuant to Rule 144) or open-market transaction, (iii) to any Person in connection with an offer by such Person to purchase 100% of the Common Stock then outstanding or (iv) to any Person of a number of shares of the Exchange Stock representing no greater than 15% of the then-outstanding number of shares of Common Stock.
          “Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
          “Qualifying Employee Stock” has the meaning set forth in the Warrant Agreement.
          “Rhône” has the meaning set forth in the recitals to this Agreement.
          “Rhône Director” means a director nominated by an Appointing Fund.
          “Rule 144, Rule 405 and Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.
          “SEC” means the United States Securities and Exchange Commission.
          “Securities Act” means the Securities Act of 1933, as amended.

          “Series A Preferred Stock” means the convertible non-voting preferred stock, par value $0.01 per share, of the Company on the terms set forth in Exhibit C of the Warrant Agreement.
          “Standstill Period” means the period commencing on the date hereof and continuing until such time as the restrictions set forth in Section 6.1(a) terminate in accordance with the terms of Section 6.1(c).
          “Stockholder Approval” has the meaning set forth in the Exchange Agreement.
          “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.
          “Voting Stock” means all classes of Capital Stock of the Company then outstanding and normally entitled to vote in the election of directors.
          “Warrant Agreement” means the Warrant and Registration Rights Agreement, dated as of July 31, 2009, by and among the Company, Rhône and the initial Warrant holders party thereto.
          “Warrants” means the warrants issued by the Company from time to time pursuant to the Warrant Agreement.
2. TRANSFER RESTRICTIONS; COMPLIANCE WITH THE SECURITIES ACT.
     2.1. Transferability of the Exchange Stock. The Exchange Stock may not be transferred to any Person, other than (i) with the prior written consent of the Company or (ii) pursuant to a Permitted Transfer (subject, in the case of a Permitted Transfer, to compliance with Section 2.2).
     2.2. Compliance with the Securities Act.
          (a) The Exchange Stock may be transferred to any Person pursuant to a Permitted Transfer, provided that such transfer shall be in compliance with this Section 2.2.
          (b) A Holder may sell its Exchange Stock to a transferee that is an “accredited investor” as such term is defined in Regulation D under the Securities Act, provided that each of the following conditions is satisfied:
     (i) with respect to any “accredited investor” that is not an institution, such transferee, as the case may be, provides certification establishing to the reasonable satisfaction of the Company that it is an “accredited investor”;
     (ii) such transferee represents that it is acquiring the Exchange Stock for its own account and that it is not acquiring such Exchange Stock with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States or any applicable state thereof, but subject, nevertheless, to the disposition of its property being at all times within its control; and
     (iii) such Holder or transferee agrees to be bound by the provisions of this Section 2 with respect to any sale of the Exchange Stock.
          (c) A Holder may sell its Exchange Stock in accordance with Regulation S under the Securities Act.
          (d) A Holder may sell its Exchange Stock to a transferee if:
     (i) such Holder gives written notice to the Company of its intention to effect such sale, which notice shall describe the manner and circumstances of the proposed transaction in reasonable detail;
     (ii) such notice includes a certification by the Holder to the effect that such proposed sale may be effected without registration under the Securities Act or under applicable Blue Sky laws; and
     (iii) such transferee complies with Sections 2.2(b)(ii) and 2.2(b)(iii).
          (e) Except for a sale in accordance with Section 2.2(f) and subject to Section 7.2, each certificate representing the Exchange Stock held by any Holder shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable law or other agreement):
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. SUCH SHARES MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS AND SUBJECT TO THE PROVISIONS OF THE STOCKHOLDERS AGREEMENT DATED AS OF AUGUST 9, 2010 BY AND AMONG THE COMPANY, RHÔNE CAPITAL III L.P. AND THE INITIAL HOLDERS PARTY THERETO. A COPY OF THE STOCKHOLDERS AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.
          (f) A Holder may sell its Exchange Stock in a transaction that is registered under the Securities Act.

3. AMENDMENT TO WARRANT AGREEMENT
     3.1. Amendment to Warrant Agreement. The Warrant Agreement is hereby amended as follows:
          (a) Article I of the Warrant Agreement is hereby amended by inserting the following two defined terms between the defined terms “Exchange Act” and “Excluded Securities”:
          “Exchange Agreement: the Exchange Agreement, dated as of June 24, 2010, by and among the Company, Quiksilver Americas, Inc., Mountain & Wave S.à r.l., Rhône Group L.L.C. and the Initial Warrant Holders.
          Exchange Stock: the Common Stock issued to the Holders under the Exchange Agreement at any time during the term of the Stockholders Agreement and any securities issued or issuable with respect to any such Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, the exercise of any preemptive rights under Section 6.5 of the Stockholders Agreement or otherwise.”
          (b) Only with respect to Article 4 of the Warrant Agreement, but excluding Section 4.11 thereof, the definition of “Registrable Securities” as set forth in Article I of the Warrant Agreement is hereby amended in its entirety to read as follows:
          “Registrable Securities: Any (i) Common Stock, Series A Preferred Stock or other securities issuable under the Warrants to the Initial Warrant Holders on the Issuance Date and at any time during the term of this Agreement, including, without limitation, (x) any shares of Common Stock issued in connection with the exercise of any preemptive rights under Section 5.6 of this Agreement and (y) any securities issued with respect to the Common Stock, Series A Preferred Stock or other securities issuable under the Warrants in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, (ii) Exchange Stock issued pursuant to the Exchange Agreement, and (iii) Qualifying Employee Stock issued to the Rhône Directors. Registrable Securities shall continue to be Registrable Securities until (x) they are sold pursuant to an effective Registration Statement under the Securities Act, (y) they may be sold by their holder pursuant to Rule 144 without limitation thereunder on volume or manner of sale, or (z) they shall have otherwise been transferred and new securities not subject to transfer restrictions under any federal securities laws and not bearing any legend restricting further transfer shall have been delivered by the Company, all applicable holding periods shall have expired, and no other applicable and legally binding restriction on transfer by the Holder thereof shall exist.”
          (c) Article I of the Warrant Agreement is hereby amended by inserting the following defined term between the defined terms “Series A Preferred Stock” and “Total Cap”:
          “Stockholders Agreement: the Stockholders Agreement, dated as of August 9, 2010, by and among the Company, Rhône Capital III and the Initial Holders.”

          (d) The first sentence of Section 4.01(b) of the Warrant Agreement is hereby amended in its entirety to read as follows:
          “Rhône Capital III shall be entitled to request, in the aggregate, five Demand Registrations; provided that if at any time during the term of the Stockholders Agreement (i) the Company fails to nominate any Rhône Director (as defined in the Stockholders Agreement) or to vote any of its proxies in favor of any Rhône Director (as defined in the Stockholders Agreement) or (ii) the stockholders of the Company fail to elect any Rhône Director (as defined in the Stockholders Agreement), then Rhône Capital III shall be entitled to request, in the aggregate, seven Demand Registrations.”
4. [RESERVED]
5. REPRESENTATIONS AND WARRANTIES.
     5.1. Representations and Warranties of the Company. The Company hereby represents and warrants that:
          (a) Existence, Power and Ownership. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
          (b) Authorization. It has the corporate power and authority to enter into this Agreement and to perform its obligations under, and consummate the transactions contemplated by, this Agreement and has by proper action duly authorized the execution and delivery of this Agreement.
          (c) No Conflicts. None of the execution and delivery of this Agreement by the Company, the consummation of the transactions contemplated herein or the performance of and compliance with the terms and provisions hereof will: (i) violate or conflict with any provision of the Certificate of Incorporation or the Bylaws; (ii) violate any law, regulation, order, writ, judgment, injunction, decree or permit applicable to it; (iii) violate or materially conflict with any contractual provisions of, or cause an event of default under, any material indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound; or (iv) result in or require the creation of any lien, security interest or other charge or encumbrance (other than those contemplated in or in connection with this Agreement) upon or with respect to its properties, except in the case of clauses (ii), (iii) and (iv), for such violations, conflicts, defaults, or liens, security interests or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect.
          (d) Consents. Except as otherwise provided or contemplated by this Agreement, and subject to the accuracy of the representations and warranties of Rhône and the Initial Holders, no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or other Person is required in connection with the execution, delivery or performance of this Agreement.
          (e) Enforceable Obligations. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the

Initial Holders and Rhône, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     5.2. Representations and Warranties of Rhône, Rhône Capital and each of the Initial Holders. Rhône and each of the Initial Holders, severally and not jointly, hereby represents and warrants that:
          (a) Authorization. Rhône and each of the Initial Holders has the corporate, limited partnership or limited liability company, as the case may be, power and authority to enter into this Agreement and to perform its obligations under, and consummate the transactions contemplated by, this Agreement and has by proper action duly authorized the execution and delivery of this Agreement.
          (b) Enforceable Obligations. This Agreement has been duly executed and delivered by Rhône and each of the Initial Holders and assuming due authorization, execution and delivery hereof by the Company, this Agreement constitutes a legal, valid and binding obligation of Rhône and each of the Initial Holders, enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
          (c) Investment Intent. Each Initial Holder acknowledges that the Exchange Stock will not have been, at the time of issuance, registered under the Securities Act or under any state securities laws. Each Initial Holder (i) is acquiring the Exchange Stock pursuant to an exemption from registration under the Securities Act and solely for investment with no present intention to distribute any of the securities to any Person in violation of the Securities Act or any other applicable securities laws and (ii) will not sell or otherwise dispose of any of such Exchange Stock, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.
          (d) Accredited Investor Status. (i) Each Initial Holder is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act whose knowledge and experience in financial and business matters are such that each Initial Holder is capable of evaluating the merits and risks of its investment in the shares of Exchange Stock and (ii)(A) each Initial Holder’s financial situation is such that each Initial Holder can afford to bear the economic risk of holding the shares of Exchange Stock for an indefinite period of time, (B) each Initial Holder can afford to suffer complete loss of its investment in shares of Exchange Stock, (C) the Company has made available to each Initial Holder all documents and information that each Initial Holder has requested relating to an investment in the Company and (D) each Initial Holder has had adequate opportunity to ask questions of, and receive answers from, the Company as well as the Company’s officers, employees, agents and other representatives concerning the Company’s business, operations, financial condition, assets, liabilities and all other matters relevant to each Initial Holder’s investment in the shares of Exchange Stock.

6. COVENANTS.
     6.1. Standstill.
          (a) Except as provided in Section 6.1(b), and subject to Section 6.1(c), during the Standstill Period, none of Rhône or its Affiliates (including, for the avoidance of doubt, the Initial Holders) shall, without the prior written consent of the Board (excluding the Rhône Directors), directly or indirectly:
     (i) effect or seek, offer or propose (whether publicly or otherwise) to effect or announce any intention to effect or cause or participate in, (A) any acquisition of Common Stock or Common Stock Equivalents if, as a result of any such acquisition, any of Rhône or its Affiliates (including, for the avoidance of doubt, the Initial Holders), individually or as part of a “group” (within the meaning of Section 13(d) of the Exchange Act), would become the beneficial owner (as defined in Rule 13(d) of the Exchange Act, except that the applicable Person(s) or group shall be deemed to have “beneficial ownership” of all shares that such Person(s) or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), of more than 34.99% of the total voting power of the Voting Stock, (B) any tender or exchange offer or merger involving the Company or (C) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or written consents with respect to any Voting Stock of the Company, in each case in order to elect directors to the Board (other than any solicitation of proxies to elect any Rhône Director who has not been nominated by the Board and/or elected by the stockholders of the Company), or
     (ii) join, form or participate in any “group” (within the meaning of Section 13(d) of the Exchange Act), if such group would, as a result, become the beneficial owner (as defined in Rule 13(d) of the Exchange Act, except that such group shall be deemed to have “beneficial ownership” of all shares that such group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), of more than 34.99% of the total voting power of the Voting Stock.
          (b) Section 6.1(a) shall not prevent any direct or indirect acquisition (or participation in a “group” consisting solely of Rhône and any of its Affiliates with resulting beneficial ownership of more than 34.99% of the total voting power of the Voting Stock (determined in accordance with Section 6.1(a)(ii)) by Rhône or any of its Affiliates during the Standstill Period of (i) the Exchange Stock, (ii) the shares of Common Stock or Series A Preferred Stock issuable or issued upon the exercise of the Warrants or in connection with the exercise of any preemptive rights under Section 5.6 of the Warrant Agreement, (iii) any Qualifying Employee Stock issued to the Rhône Directors or (iv) any Common Stock or Common Stock Equivalents acquired pursuant to a Permitted Transaction.
          (c) If at any time during the term of this Agreement (i) the Company fails to nominate any Rhône Director or to vote any of its proxies in favor of any Rhône Director, (ii) the stockholders of the Company fail to elect any Rhône Director, (iii) a “change in control”, “change of control” or similar concept shall have occurred under any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their properties may be bound (other than as a result of Rhône breaching its obligations under Section 6.1(a)) or (iv) Rhône and its Affiliates (including, for the avoidance of doubt, the Initial Holders), individually or as part of a “group” (within the meaning of Section 13(d) of the Exchange Act), are the beneficial owner (as defined in Rule 13(d) of the Exchange Act, except that the applicable Person(s) or group shall be deemed to have “beneficial ownership” of all shares that such Person(s) or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of less than 20% of the outstanding Common Stock of the Company on a fully-diluted basis, then the restrictions set forth in Section 6.1(a) shall permanently terminate.
     6.2. Board Representation.
          (a) Subject to Section 6.2(c) and Section 6.2(e), in connection with each meeting of stockholders at which directors are to be elected to serve on the Board, the Company shall take all necessary steps to nominate each Rhône Director (or such alternative persons who are proposed by the Appointing Funds and notified to the Company on or prior to any date set forth in the Company’s constituent documents or applicable law for stockholder nominees) and to use its reasonable best efforts to cause the Board unanimously to recommend that the stockholders of the Company vote in favor of each Rhône Director for election to the Board. If, for any reason, a candidate designated as a Rhône Director is determined to be unqualified to serve on the Board, the Appointing Fund shall have the right to designate an alternative Rhône Director to be so nominated.
          (b) Each elected Rhône Director will hold his or her office as a director of the Company for such term as is provided in the Company’s constituent documents or until his or her death, resignation or removal from the Board or until his or her successor has been duly elected and qualified in accordance with the provisions of this Agreement, the Company’s constituent documents and applicable law. If any Rhône Director ceases to serve as a director of the Company for any reason during his or her term, the Company will use its reasonable best efforts to cause the Board to fill the vacancy created thereby with a replacement designated by the applicable Appointing Fund.
          (c) The Appointing Funds shall each have the right to designate a Rhône Director pursuant to Section 6.2(a) until such time as the Initial Holders have sold 33 1/3% of the Exchange Stock to any Person or Persons other than Affiliates of Rhône or other Initial Holders. Thereafter, Triton Onshore SPV L.P. shall have the right to designate one Rhône Director pursuant to Section 6.2(a) until such time as the Initial Holders have sold 66 2/3% of the Exchange Stock to any Person or Persons other than Affiliates of Rhône or other Initial Holders. Thereafter, the right of Triton Onshore SPV L.P. to designate a Rhône Director hereunder shall terminate.
          (d) The Company shall provide the same compensation and rights and benefits of indemnity to the Rhône Directors as are provided to other non-employee directors.
          (e) Nothing in this Section 6.2 shall prevent the Board from acting in accordance with its fiduciary duties or applicable law or from acting in good faith in accordance with its constituent documents, while giving due consideration to the intent of this Agreement. The Board shall have no obligation to appoint or nominate any Rhône Director upon written notice that such appointment or nomination would violate applicable law or result in a breach by the Board of its fiduciary duties to its stockholders; provided, however, that the foregoing shall not affect the right of the Appointing Funds to designate an alternate Rhône Director.
          (f) For so long as any directors designated by the Appointing Funds (or an Affiliate of an Appointing Fund) pursuant to Section 9.4 of the Warrant Agreement have been appointed to, and serve on, the Board, then such directors shall be considered “Rhône Directors” for purposes of this Agreement.
     6.3. Financial Statements. For so long as Rhône and any of its Affiliates collectively own at least 8,333,334 shares of the Exchange Stock, the Company shall deliver to Rhône (for distribution to each Holder):
          (a) within ninety (90) days after the end of each Fiscal Year of the Company, a Consolidated balance sheet of the Company and its Subsidiaries as at the end of such Fiscal Year, and the related Consolidated statements of income or operations and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all prepared in accordance with GAAP, such Consolidated statements to be audited and accompanied by a report and opinion of a registered public accounting firm of nationally recognized standing or otherwise reasonably acceptable to Rhône, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;
          (b) within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Company, a Consolidated balance sheet of the Company and its Subsidiaries as at the end of such Fiscal Quarter, and the related Consolidated statements of income or operations and cash flows for such Fiscal Quarter and for the portion of the Company’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (i) such period set forth in the projections delivered pursuant to Section 6.3(d) hereof (if applicable), (ii) the corresponding Fiscal Quarter of the previous Fiscal Year and (iii) the corresponding portion of the previous Fiscal Year, such Consolidated statements to be certified by a responsible officer of the Company as fairly presenting the financial condition, results of operations and cash flows of the Company and its Subsidiaries as of the end of such Fiscal Quarter in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;
          (c) within thirty (30) days after the end of each of the first two Fiscal Months of each Fiscal Quarter of the Company, a financial report for the immediately preceding Fiscal Month in a format reasonably satisfactory to Rhône;
          (d) no later than within thirty (30) days prior to the end of each Fiscal Year, a copy of the approved annual budget of the Company and its Subsidiaries for the immediately following Fiscal Year; and

          (e) (i) copies of any reports and other written information delivered to the administrative agent under the ABL Credit Agreement and any agent under the French Credit Agreement and (ii) upon the request of Rhône, copies of any reports and other written information delivered to the lenders or their respective agents under the credit facilities of certain Subsidiaries of the Company organized in Japan and Australia.
     6.4. Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Exchange Stock to the public without registration, the Company agrees, so long as it is subject to the periodic reporting requirements of the Exchange Act, to use commercially reasonable efforts to:
          (a) make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;
          (b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and
          (c) so long as Rhône and any of its Affiliates collectively own at least 8,333,334 shares of the Exchange Stock, furnish to such Holders forthwith upon request: (i) in the event the Company is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Exchange Act; (ii) in the event the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a copy of the most recent annual or quarterly report of the Company; and (iii) such other reports and documents as the Holders may reasonably request in availing themselves of any rule or regulation of the SEC allowing them to sell any such securities without registration.
     6.5. Preemptive Rights. So long as Rhône and any of its Affiliates collectively own at least 8,333,334 shares of the Exchange Stock, upon any issuance for cash of any shares of Common Stock, rights or options to acquire Common Stock or securities convertible or exchangeable into Common Stock for cash, any Initial Holder or any of their Affiliates shall have additional subscription rights allowing such Initial Holder or Affiliate to maintain its proportionate ownership interest in the Company based on the ratio of (i) the Exchange Stock issued to or transferred to, and owned by, such Initial Holder or Affiliate (which, for this purpose, shall be calculated taking into account any Exchange Stock subsequently transferred to such Initial Holder or Affiliate by another Initial Holder or Affiliate) and (ii) the number of shares of Common Stock outstanding immediately prior to such issuance, without giving effect to any Warrants or the shares of Common Stock held by the Initial Holders or any of their Affiliates. The foregoing shall not apply to any issuance of Excluded Securities. For the avoidance of doubt, notwithstanding this Section 6.5, the preemptive rights set forth in Section 5.6 of the Warrant Agreement shall remain in effect.
     6.6. Consent Upon Certain Issuances. So long as Rhône and any of its Affiliates collectively own at least 8,333,334 shares of the Exchange Stock, the Company shall not, without the prior written consent of Rhône in its sole discretion, issue shares of Common Stock (other than (i) issuances of Excluded Securities or (ii) issuances of Common Stock that are contemporaneously being sold pursuant to a bona fide underwritten public offering), at a price less than the lesser of (A) $4.50 per share of Common Stock and (B) the fair market value of the Common Stock.
     6.7. Affiliate Transactions. So long as Rhône and any of its Affiliates collectively own at least 8,333,334 shares of the Exchange Stock, any issuance by the Company of any shares of Common Stock to, or repurchase by the Company of any shares of Common Stock from, any Affiliate, other than Excluded Securities, shall be on terms no less favorable to the Company than those obtainable by a party who is not an Affiliate.
7. MISCELLANEOUS.
     7.1. Agent. The Holders appoint Rhône as their agent and authorize Rhône to bind, and take all actions in connection with this Agreement on behalf of, the Holders, including agreeing to amendments of this Agreement pursuant to Section 7.7 herein. The Company shall be entitled to rely on direction by Rhône on behalf of any Holder for all purposes hereunder.
     7.2. Removal of Legends. In the event (i) the Exchange Stock is registered under the Securities Act or (ii) the Company is presented with an opinion of counsel reasonably satisfactory to the Company that transfers of the Exchange Stock do not require registration under the Securities Act, the Company shall direct its transfer agent, and the transfer agent shall, upon surrender by a Holder of its certificates evidencing such Exchange Stock, exchange such certificates for certificates without the legends referred to in Section 2.2(e).
     7.3. Notices. Any notice, demand or delivery to the Company or Rhône authorized by this Agreement shall be sufficiently given or made when mailed if sent by first-class mail, postage prepaid, addressed to the Company or Rhône, as applicable, as follows:

If to the Company:	Quiksilver, Inc.
15202 Graham St.
Huntington Beach, CA 92649
Fax: (734) 477-1370
Attention: General Counsel

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue
Los Angeles, CA 90071-3144
Fax: (213) 621-5493
Attention: Brian J. McCarthy and K. Kristine Dunn

If to Rhône:	Rhône Capital III L.P.
630 Fifth Avenue, 27th Floor
New York, NY 10111
Fax: (212) 218-6789
Attention: Baudoin Lorans and M. Allison Steiner

With a copy to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004-2498
Fax: (212) 291-9116
Attention: Richard A. Pollack
or such other address as shall have been furnished to the party giving or making such notice, demand or delivery.
          Any notice required to be given by the Company to the Holders pursuant to this Agreement shall be made by mailing by registered mail, return receipt requested, to the Holders at their respective addresses shown on the register of the Company or, if any such Holder is an Initial Holder, to its respective address shown on Schedule I attached hereto. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given when mailed, whether or not the Holder receives the notice.
     7.4. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.
     7.5. Persons Benefiting. This Agreement shall be binding upon and inure to the benefit of the Company and Rhône, and their successors, assigns, beneficiaries, executors and administrators, and the Holders from time to time. Nothing in this Agreement is intended or shall be construed to confer upon any Person, other than the Company, Rhône and the Holders, any right, remedy or claim under or by reason of this Agreement or any part hereof.
     7.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.
     7.7. Amendments.
          (a) Neither this Agreement nor any provisions hereof shall be waived, modified, changed, discharged or terminated other than in accordance with Section 7.7(b).
          (b) With the consent of Rhône, the Company may from time to time (i) supplement or amend this Agreement to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with regard to matters or questions arising hereunder and (ii) modify the Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Holders hereunder.
     7.8. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof.
     7.9. Entire Agreement. This Agreement and the other agreements referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.
     7.10. Limitation of Liability. No party to this Agreement shall be liable to any other party for any consequential, indirect, special or incidental damages under any provision of this Agreement or for any consequential, indirect, penal, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

QUIKSILVER, INC.
By:
Name:
Title:

[Signature Page to Stockholder Agreement]

ROMOLO HOLDINGS C.V.
By:
Name:
Title:

TRITON SPV L.P.
By:
Name:
Title:

TRITON ONSHORE SPV L.P.
By:
Name:
Title:

TRITON OFFSHORE SPV L.P.
By:
Name:
Title:

TRITON COINVESTMENT SPV L.P.
By:
Name:
Title:

RHÔNE CAPITAL III L.P.
By:
Name:
Title:

[Signature Page to Stockholder Agreement]

Schedule I
Notice Addresses of Initial Holders
Romolo Holdings C.V.
c/o Numitor Governance S.à r.l.
c/o Rhône Group L.L.C.
630 5th Avenue, 27th Floor
New York, NY 10111
Triton SPV L.P.
c/o Triton GP SPV LLC
c/o Rhône Capital III L.P.
630 5th Avenue, 27th Floor
New York, NY 10111
Triton Onshore SPV L.P.
c/o Triton GP SPV LLC
c/o Rhône Capital III L.P.
630 5th Avenue, 27th Floor
New York, NY 10111
Triton Offshore SPV L.P.
c/o Triton GP SPV LLC
c/o Rhône Capital III L.P.
630 5th Avenue, 27th Floor
New York, NY 10111
Triton Coinvestment SPV L.P.
c/o Triton GP SPV LLC
c/o Rhône Capital III L.P.
630 5th Avenue, 27th Floor
New York, NY 10111